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Solid Earnings Per Share and Cash Flows, Strong Mobile Data Growth and Record U-verse Broadband Gains Highlight
AT&T’s First-Quarter Results

LTE Deployment Ahead of Schedule with Nearly 200 Million POPs Covered

▪
$0.67 diluted EPS compared to $0.60 diluted EPS in the first quarter of 2012. Excluding significant items and adjusting for the sale of Advertising Solutions, EPS was $0.64 versus $0.59, up 8.5 percent

▪	Consolidated revenues of $31.4 billion, down 1.5 percent versus reported results for the year-earlier period, and up 0.9 percent excluding the sale of Advertising Solutions

▪	Strong cash from operations of $8.2 billion and free cash flow of $3.9 billion

▪	More than 2 million new high speed IP broadband connections, both wireless and wireline

Strong Mobile Data Growth Drives Solid Wireless Gains

▪	Wireless data revenues up 21.0 percent versus the year-earlier period; total wireless revenues and wireless service revenues both up 3.4 percent versus the year-ago quarter

▪	Wireless operating income margin of 28.0 percent; wireless EBITDA service margin up significantly to 43.2 percent with record first-quarter smartphone sales

▪	296,000 wireless postpaid net adds; postpaid churn improves to 1.04 percent

▪	1.2 million new smartphone subscribers; smartphones 88 percent of postpaid phone sales

▪	Postpaid data ARPU up 18.0 percent; postpaid phone-only subscriber ARPU up 2 percent

▪	AT&T has the nation’s fastest 4G LTE network as supported by an independent third party

▪	AT&T’s overall wireless network performance – call, text, data – ranked or tied for #1 in 14 markets of 23 surveyed year to date 2013 by RootMetrics®

▪
In the second half of 2012, RootMetrics ranked AT&T’s overall wireless network performance 1st or tied for 1st in more than 70 percent of the 47 markets RootMetrics surveyed where AT&T had deployed LTE

Increasing U-verse® Gains Drive Wireline Consumer Revenue Growth

▪	Wireline consumer revenue growth of 2.0 percent versus the year-earlier period; total U-verse revenues including business up 31.5 percent year over year

▪
8.7 million total U-verse subscribers (TV and high speed Internet) in service; 731,000 high speed Internet subscribers added, the best-ever quarterly gain; and a net gain of 232,000 U-verse TV subscribers, the strongest growth in nine quarters

▪	Best total broadband net adds in two years; total wireline broadband data ARPU up more than 9 percent year over year

Note: AT&T's first-quarter earnings conference call will be broadcast live via the Internet at 4:30 p.m. ET on Tuesday, April 23, 2013, at www.att.com/investor.relations.

DALLAS, April 23, 2013 — AT&T Inc. (NYSE:T) today reported strong earnings per share and cash flows in the first-quarter driven by strong mobile data growth, solid postpaid net adds and continued strong gains in U-verse services.

“Our wireless network performance continues to be terrific,” said Randall Stephenson, AT&T chairman and CEO.  “And that helped drive our best ever first quarter for smartphone sales, improved wireless churn and strong growth in mobile data revenues. We also posted record sales of our U-verse high-speed IP service. Across all of these areas, we’ve built a solid foundation for future growth in mobile Internet and IP broadband, which will only expand as we progress with Project VIP.”

First-Quarter Financial Results

For the quarter ended March 31, 2013, AT&T's consolidated revenues totaled $31.4 billion, down 1.5 percent versus the year-earlier quarter and up 0.9 percent when excluding revenues from the divested Advertising Solutions business unit.

Compared with results for the first quarter of 2012, operating expenses were $25.4 billion versus $25.7 billion; operating income was $5.9 billion versus $6.1 billion; and operating income margin was 18.9 percent, compared to 19.2 percent.

First-quarter 2013 net income attributable to AT&T totaled $3.7 billion, or $0.67 per diluted share, up from $3.6 billion, or $0.60 per diluted share, in the year-earlier quarter. Adjusted for an income tax settlement of 3 cents and the sale of Advertising Solutions, earnings per share was $0.64 versus $0.59 in the year-ago quarter, an increase of 8.5 percent.

First-quarter 2013 cash from operating activities totaled $8.2 billion, and capital expenditures totaled $4.3 billion. Free cash flow — cash from operating activities minus capital expenditures — totaled $3.9 billion.

The company continues to expect capital expenditures for 2013 to be in the $21 billion range and now expects capital expenditures for 2014 and 2015 each to be in the $20 billion range with no reduction in the Project Velocity IP (VIP) broadband expansion. Previously, the company expected capital spending of $22 billion annually in 2014 and 2015. The company is achieving savings through greater integration efficiencies in Project VIP, accelerating LTE build in 2013 and other ongoing initiatives. As part of its Project VIP-related LTE deployment, the company currently covers nearly 200 million POPs with its award-winning LTE network and expects to reach nearly 90 percent of its planned 300 million POP LTE deployment by the end of 2013. AT&T’s 4G network now covers more than 292 million POPs, including LTE and HSPA+, all with expanded backhaul to support fast data speeds.

AT&T’s overall wireless network performance – call, text, data – ranked or tied for #1 in 14 markets of 23 surveyed year to date 2013 by RootMetrics. In the second half of 2012, RootMetrics ranked AT&T’s overall wireless network performance 1st or tied for 1st in more than 70 percent of the 47 markets RootMetrics surveyed where AT&T had deployed LTE. RootMetrics surveyed a total of 77 markets in the second half of 2012.

Share Repurchases

During the quarter, the AT&T board of directors approved a third 300 million share repurchase authorization. Since the beginning of 2012, the company has been buying back shares under two previous 300 million share repurchase authorizations. The first repurchase authorization was completed in the fourth quarter of 2012. During the first quarter, the company repurchased an additional 168 million shares for $5.9 billion under the second authorization. At the end of the quarter, about 61 million shares remained on the second authorization which is expected to be completed in the second quarter. The company expects to make future repurchases opportunistically, which will slow the pace of buybacks compared to recent activity.

WIRELESS OPERATIONAL HIGHLIGHTS

AT&T delivered solid revenue growth, record first-quarter smartphone sales and strong postpaid gains with low churn. Highlights included:

Wireless Revenues Continue Solid Growth. Total wireless revenues, which include equipment sales, were up 3.4 percent year over year to $16.7 billion. Wireless service revenues increased 3.4 percent in the first quarter, to $15.1 billion. Wireless data revenues increased 21.0 percent from the year-earlier quarter to $5.1 billion. First-quarter wireless operating expenses totaled $12.0 billion, up 3.2 percent versus the year-earlier quarter, and wireless operating income was $4.7 billion, up 4.1 percent year over year.

Tablets Drive Postpaid Gains. AT&T posted a net increase in total wireless subscribers of 291,000 in the first quarter. Subscriber additions for the quarter included postpaid net adds of 296,000. Postpaid net adds reflect 365,000 postpaid tablets added in the quarter. Connected device net adds were 431,000. Prepaid had a net loss of 184,000 subscribers primarily due to declines in session-based tablets and declines in GoPhone. Reseller had a net loss of 252,000 primarily due to our resellers’ rationalization of their low or no usage accounts.

Phone-Only Postpaid ARPU Increases 2 Percent. Postpaid traditional phone-only ARPU increased 2 percent versus the year-earlier quarter. Total postpaid subscriber ARPU, which includes high-margin but lower-ARPU tablets, increased 0.9 percent versus the year-earlier quarter. This marked the 17th consecutive quarter AT&T has posted a year-over-year increase in postpaid ARPU. Postpaid data ARPU increased 18.0 percent versus the year-earlier quarter.

Smartphone Base Continues to Expand. AT&T added 1.2 million  postpaid smartphone subscribers in the first quarter. At the end of the quarter, 72 percent, or 48.3 million, of AT&T's postpaid phone subscribers had smartphones, up from 61 percent, or 41.2 million, a year earlier. The company sold a first-quarter record 6.0 million smartphones. Smartphones represented 81 percent of postpaid device sales and 88 percent of postpaid phone sales in the quarter. AT&T’s ARPU for smartphones is about twice that of non-smartphone subscribers, and about 90 percent of postpaid subscribers are on FamilyTalk®, Mobile Share or business plans. Churn levels for these subscribers are significantly lower than for other postpaid subscribers. About 60 percent of AT&T’s postpaid smartphone customers now use a 4G-capable device, with more than half of those using LTE devices.

Almost 10 Million Postpaid Subscribers on Mobile Share Plans. The number of subscribers on usage-based data plans (tiered data and Mobile Share plans) continues to increase. Almost 70 percent, or 33.5 million, of postpaid smartphone subscribers are on usage-based data plans. This compares to 61 percent, or 25.1 million, a year ago and 38 percent two years ago. Three-quarters of customers on tiered data plans have chosen the higher-priced plans.

Almost 10 million connections, or about 14 percent of postpaid subscribers, are on Mobile Share plans. The number of Mobile Share accounts reached 3.3 million in the first quarter with an average of about three devices per account. Take rates on the higher-data plans continue to be much stronger than expected with more than a quarter of Mobile Share accounts choosing 10 gigabytes or higher. More than 15 percent of new Mobile Share subscribers came from unlimited plans in the quarter. Since the inception of Mobile Share, more than 1 million connections have come from unlimited plans.

Postpaid Churn Improves. Postpaid churn was 1.04 percent, down from 1.10 percent in the first quarter a year ago, and from 1.19 percent in the fourth quarter of 2012. Total churn also was down: 1.38 percent versus 1.47 percent in the first quarter of 2012 and 1.42 percent in the fourth quarter of 2012.

Wireless Margins Expand with Strong Smartphone Sales. First-quarter wireless margins grew, driven by improved operating efficiencies and further revenue gains from the company’s high-quality smartphone subscribers.  AT&T’s first-quarter wireless operating income margin was 28.0 percent versus 27.8 percent in the year-earlier quarter. AT&T’s wireless EBITDA service margin was 43.2 percent, compared with 42.3 percent in the first quarter of 2012. (EBITDA service margin is operating income before depreciation and amortization, divided by total service revenues.)

WIRELINE OPERATIONAL HIGHLIGHTS
AT&T's first-quarter wireline results were led by strong U-verse TV and high speed Internet gains, solid wireline consumer revenue growth and the best broadband gains in eight quarters. Highlights included:

Consumer Revenue Gains Help Offset Business Pressure. Total first-quarter wireline revenues were $14.7 billion, down 1.8 percent versus the year-earlier quarter and down 1.8 percent sequentially. First-quarter wireline operating expenses were $13.0 billion, down 1.4 percent versus the first quarter of 2012 and down 0.8 percent sequentially. AT&T’s wireline operating income totaled $1.6 billion, down 5.1 percent from the first quarter of 2012. Positive consumer revenue trends helped to partially offset declines in revenues from business customers. First-quarter wireline operating income margin was 11.1 percent, compared to 11.5 percent in the year-earlier quarter.

Best-Ever High Speed IP Broadband Growth. Total U-verse revenues grew 31.5 percent year over year and were up 5.0 percent versus the fourth quarter of 2012.  Total U-verse subscribers (TV and high speed Internet) reached 8.7 million in the first quarter. U-verse TV added 232,000 subscribers, its best net gain in nine quarters, to reach 4.8 million in service. U-verse High Speed Internet delivered a best-ever net gain of 731,000 subscribers to reach a total of 8.4 million. Overall, the company added 124,000 wireline broadband subscribers, the best quarterly increase in eight quarters. Total broadband ARPU was up more than 9 percent year over year. Total U-verse High Speed Internet subscribers now represent more than half of all wireline broadband subscribers.

Consumer Revenues Continue Growth. Revenues from residential customers totaled $5.5 billion, an increase of 2.0 percent versus the first quarter a year ago. Continued strong growth in consumer IP data services in the first quarter more than offset lower revenues from voice and legacy products. U-verse continues to transform wireline consumer. U-verse revenues now represent 48 percent of wireline consumer revenues, up from 38 percent in the year-earlier quarter and 27 percent two years ago. Consumer U-verse revenues grew 30.8 percent year over year and were up 4.9 percent versus the fourth quarter of 2012.  Increased AT&T U-verse penetration and a significant number of subscribers purchasing multiple services drove 15.9 percent year-over-year growth in IP revenues from residential customers (broadband, U-verse TV and U-verse Voice).

More than 56 percent of U-verse broadband subscribers have a plan delivering speeds up to 10 Mbps or higher — up from 50 percent in the year-ago quarter. More than 90 percent of new U-verse TV customers also signed up for U-verse High Speed Internet in the first quarter. About 70 percent of AT&T U-verse TV subscribers take three or four services from AT&T. ARPU for U-verse triple-play customers continues to be more than $170. U-verse TV penetration of customer locations continues to grow and was at 19.4 percent at the end of the first quarter.

Strategic Business Services Lead Wireline Business. Total business revenues were $8.9 billion, down 3.4 percent versus the year-earlier quarter, and business service revenues declined 3.5 percent year over year. Both reflected a slow economy and weak government and business spending. Overall, declines in legacy products were partially offset by continued double-digit growth in strategic business services. Revenues from these services, the next-generation capabilities that lead AT&T's most advanced business solutions — including VPN, Ethernet, hosting and other advanced IP services — grew 10.8 percent versus the year-earlier quarter. These services represent a $7.9 billion annualized revenue stream.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

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About AT&T

AT&T Inc. (NYSE:T) is a premier communications holding company and one of the most honored companies in the world. Its subsidiaries and affiliates – AT&T operating companies – are the providers of AT&T services in the United States and internationally. With a powerful array of network resources that includes the nation’s largest 4G network, AT&T is a leading provider of wireless, Wi-Fi, high speed Internet, voice and cloud-based services. A leader in mobile Internet, AT&T also offers the best wireless coverage worldwide of any U.S. carrier, offering the most wireless phones that work in the most countries.  It also offers advanced TV services under the AT&T U-verse® and AT&T │DIRECTV brands. The company’s suite of IP-based business communications services is one of the most advanced in the world.

Additional information about AT&T Inc. and the products and services provided by AT&T subsidiaries and affiliates is available at http://www.att.com/aboutus or follow our news on Twitter at @ATT, on Facebook at http://www.facebook.com/att and YouTube at http://www.youtube.com/att.

© 2013 AT&T Intellectual Property. All rights reserved. 4G not available everywhere. AT&T, the AT&T logo and all other marks contained herein are trademarks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this news release contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise. This news release may contain certain non-GAAP financial measures. Reconciliations between the non-GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Accompanying financial statements follow.

NOTE: Traditional phones include those devices that are mobile in nature and voice calls can be made and do not include computing devices or mobile home phones.

NOTE: EBITDA is defined as operating income before depreciation and amortization. EBITDA differs from Segment Operating Income (loss), as calculated in accordance with U.S. generally accepted accounting principles (GAAP), in that it excludes depreciation and amortization. EBITDA does not give effect to cash used for debt service requirements and thus does not reflect available funds for distributions, reinvestment or other discretionary uses. EBITDA is not presented as an alternative measure of operating results or cash flows from operations, as determined in accordance with GAAP. Our calculation of EBITDA, as presented, may differ from similarly titled measures reported by other companies.

NOTE: Free cash flow is defined as cash from operations minus capital expenditures. We believe this metric provides useful information to our investors because management regularly reviews free cash flow as an important indicator of how much cash is generated by normal business operations, including capital expenditures, and makes decisions based on it. Management also views it as a measure of cash available to pay debt and return cash to shareowners.

NOTE: Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS are non-GAAP financial measures calculated by excluding from operating revenues, operating expenses and equity in net income of affiliates certain significant items that are non-operational or non-recurring in nature, including dispositions. Management believes that these measures provide relevant and useful information to investors and other users of our financial data in evaluating the effectiveness of our operations and underlying business trends.  Adjusted Operating Income, Adjusted Operating Expenses, Adjusted Operating Revenues, Adjusted Operating Income Margin and Adjusted diluted EPS should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP. Our calculations of Adjusted Operating Income and Adjusted diluted EPS, as presented, may differ from similarly titled measures reported by other companies.